WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE

DIRECTORS OF

ELK FILMS,INC.

A CALIFORNIA CORPORATION

The undersigned, being all of the duly appointed and acting members of the Board of Directors of Elk Films, Inc., a California corporation (the "Corporation"), do hereby consent to the adoption of, and do hereby adopt, the following resolutions with the same force and effect as if adopted at a meeting of the Board of Directors duly called and held, Pursuant to the authority of Section 307(b) of the California Corporations Code.

1. DISSOLUTION OF ELK FILMS, INC.

WHEREAS, the Corporation was established, and is currently an active corporation, under the laws of the State of California; and

WHEREAS, the Corporation has not begun in business and there has been no issuance of stock; and

WHEREAS, the Corporation has been unsuccessful in raising sufficient capital to commence operations; and

WHEREAS, the board of directors has determined it to be in the best interest of the Corporation that it dissolve.

RESOLVED THAT, the board of directors of the Corporation shall cause to be filed with the California Secretary of State, a Certificate of Dissolution, pursuant to Section 1900(b)(3) of the California Corporations Code.

2. AUTHORIZATION OF CORPORATE ACTIONS

RESOLVED THAT, each officer of the Corporation is hereby authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby.

All actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

The secretary and any assistant secretary of the Corporation or any other officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion of such officer, a true copy of the foregoing resolutions.

Approval

Dated: December 14, 2012

The undersigned, being all the directors of Elk Films, Inc., waive the required notice of meeting and consent to all actions taken hereby.

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Kurtis Cockrum, Director

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James Clarke, Director